EX-33 (a)
Certification Regarding Compliance with Applicable Servicing Criteria

1. Ameriquest Mortgage Company and AMC Mortgage Services, Inc. (together the "Company"), wholly-owned subsidiaries of ACC Capital Holding Corporation, are responsible for assessing compliance with the servicing criteria applicable to the Company under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the "Reporting Period"), as set forth in Appendix B hereto. The transactions on which the Company acted as a master servicer, a servicer and/or a subservicer which are subject to the requirements set forth in Regulation AB and covered by this report are set forth on Appendix A hereto (the "Platform");

2. The Company has engaged certain vendors (the "Vendors") to perform specific, limited or scripted activities, and the Company has elected to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors' activities as set forth in Appendix B hereto, as permitted by Interpretation 17.06 of the Securities and Exchange Commission Division of Corporate Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"), except for certain Vendors that have provided their own reports on assessment of compliance with the applicable servicing criteria. The Company determined the Vendors for which the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria are not "servicers" as defined in Item 1101(j) of Regulation AB and asserted that it has policies and procedures in place to provide reasonable assurance that these Vendors' activities comply, in all material respects, with the servicing criteria applicable to each such Vendor;

3. Except as set forth in paragraph 4 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria. Although the Company is responsible for assessing compliance with the servicing criterion 1122(d)(4)(vi), the Company has determined there were no servicing criterion to be complied with;

4. The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix B hereto are inapplicable to the Company based on the activities it performs, directly or through its Vendors for which the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria, with respect to the Platform when taken as a whole, as of December 31, 2006 and for the Reporting Period;

5. The Company has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix C hereto;

6. The Company has not identified and is not aware of any material instance of noncompliance as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole by the Vendors for which the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria;

7. The Company has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors for which the Company has elected to take


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     responsibility for assessing compliance, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform, taken as a whole;

8. Ernst & Young, LLP, an independent registered public accounting firm, has issued an attestation report on the Company's assessment of compliance with the applicable servicing criteria for the Reporting Period.

Other Matters to be Reported:

     As further described on Appendix C hereto, due to a programming error in their servicing system, the Company did not analyze on a timely basis as required in accordance with the servicing criterion 1122(d)(4)(x)(A) certain escrow accounts on the Regulation AB Item 1122 Servicing Platform which were due for annual escrow analysis in 2007.

     The Company engaged American Security Insurance Company, Standard Guaranty Insurance Company and Safeco Financial Institution Solutions, Inc. (collectively "Assurant") to perform portions of the servicing functions, including those pursuant to the servicing criterion 1122(d)(4)(xii). Assurant provided its own report on assessment of compliance; however, it did not assert to the servicing criterion 1122(d)(4)(xii) as further described on Appendix C hereto.


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This certification is dated March 26, 2007


AMERIQUEST MORTGAGE COMPANY

By: /s/ Jane Johnson
Name:  Jane Johnson
Title: Authorized Servicing Agent

By: /s/ Jule J. Keen
Name: Jule J. Keen
Title: Executive Vice President and
       Authorized Servicing Agent

AMC MORTGAGE SERVICES, INC.

By: /s/ Jane Johnson
Name:  Jane Johnson
Title: Executive Vice President and
       Authorized Servicing Agent

By: /s/ Jule J. Keen
Name:  Jule J. Keen
Title: Executive Vice President and
       Authorized Servicing Agent


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APPENDIX A

1) Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R1
2) Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-R2
3) Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series ARSI 2006-M3
4) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-W1
5) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-W2
6) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-W3
7) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-W4
8) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-W5
9) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-M1
10) Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series
2006-M2
11) Citigroup Mortgage Loan Trust Inc., Asset-Backed Pass-Through Certificates, Series 2006-AMC1
12) Citigroup Mortgage Loan Trust Inc., Asset-Backed Pass-Through Certificates, Series 2006-FX1
13) Citigroup Mortgage Loan Trust Inc., Asset-Backed Pass-Through Certificates, Series 2006-HE2


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APPENDIX B


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                                                                                                           INAPPLICABLE
                                                                                APPLICABLE                  SERVICING
                          SERVICING CRITERIA                                SERVICING CRITERIA               CRITERIA
                                                                                       Performed
                                                                                          by         Performed by        NOT
                                                                                       Vendor(s)     subservicer(s)  performed by
                                                                                       for which      or vendor(s)   the Company
                                                                                          the        for which the      or by
                                                                         Performed     Company is     Company is     subservicer(s)
                                                                          Directly        the           NOT the      or vendor(s)
                                                                             by        Responsible    Responsible   retained by the
Reference                       Criteria                                 the Company     Party          Party (1)     Company (2)

                        General Servicing Considerations

1122(d)(1)(i)    Policies and procedures are instituted to monitor any
                 performance or other triggers and events of default in       X
                 accordance with the transaction agreements.

1122(d)(1)(ii)   If any material servicing activities are outsourced to
                 third parties, policies and procedures are instituted        X
                 to monitor the third party's performance and compliance with such servicing activities.

1122(d)(1)(iii)  Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans
                 are maintained.                                                                                            X

1122(d)(1)(iv)   A fidelity bond and errors and omissions policy is in
                 effect on the party participating in the servicing
                 function throughout the reporting period in the amount       X
                 of coverage required by and otherwise in accordance with the terms of the transaction agreements.

                        Cash Collection and Administration

1122(d)(2)(i)    Payments on mortgage loans are deposited into the
                 appropriate custodial bank accounts and related bank
                 clearing accounts no more than two business days of          X
                 receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)   Disbursements made via wire transfer on behalf of an
                 obligor or to an investor are made only by authorized        X
                 personnel.

1122(d)(2)(iii)  Advances of funds or guarantees regarding collections,
                 cash flows or distributions, and any interest or other       X
                 fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)   The related accounts for the transaction, such as cash
                 reserve accounts or accounts established as a form of
                 overcollateralization, are separately maintained                                                           X
                 (e.g., with respect to commingling of cash) as set
                 forth in the transaction agreements.

1122(d)(2)(v)    Each custodial account is maintained at a federally
                 insured depository institution as set forth in the
                 transaction agreements. For purposes of this criterion,
                 "federally insured depository institution" with              X
                 respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of this Securities Exchange Act.

1122(d)(2)(vi)   Unissued checks are safeguarded so as to prevent             X                            X(3)
                 unauthorized access.

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1122(d)(2)(vii)  Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts,
                 including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other
                 number of days specified in the transaction agreements;      X
                 (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                        Investor Remittances and Reporting

1122(d)(3)(i)    Reports to investors, including those to be filed with
                 the Commission, are maintained in accordance with the
                 transaction agreements and applicable Commission
                 requirements. Specifically, such reports: (A) are
                 prepared in accordance with timeframes and other terms
                 set forth in the transaction agreements; (B) provide
                 information calculated in accordance with the terms          X
                 specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors' or the trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)   Amounts due to investors are allocated and remitted in
                 accordance with timeframes, distribution priority and        X
                 other terms set forth in the transaction agreements.

1122(d)(3)(iii)  Disbursements made to an investor are posted within two
                 business days to the servicer's investor records, or         X
                 such other number of days specified in the transaction agreements.

1122(d)(3)(iv)   Amounts remitted to investors per the investor reports
                 agree with cancelled checks, or other form of payment,       X
                 or custodial bank statements.

                        Pool Asset Administration

1122(d)(4)(i)    Collateral or security on mortgage loans is maintained as
                 required by the transaction agreements or related mortgage   X            X(4)
                 loan documents.

1122(d)(4)(ii)   Mortgage loans and related documents are safeguarded as      X            X(5)
                 required by the transaction agreements.

1122(d)(4)(iii)  Any additions, removals or substitutions to the asset
                 pool are made, reviewed and approved in accordance with      X
                 any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)   Payments on mortgage loans, including any payoffs, made
                 in accordance with the related mortgage loan documents
                 are posted to the Servicer's obligor records
                 maintained no more than two business days after receipt,     X
                 or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

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1122(d)(4)(v)    The Servicer's records regarding the mortgage loans
                 agree with the Servicer's records with respect to an         X
                 obligor's unpaid principal balance.

1122(d)(4)(vi)   Changes with respect to the terms or status of an
                 obligor's mortgage loans (e.g., loan modifications or
                 re-agings) are made, reviewed and approved by authorized     X
                 personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)  Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure,
                 foreclosures and repossessions, as applicable) are           X            X(6)
                 initiated, conducted and concluded in accordance with
                 the timeframes or other requirements established by the
                 transaction agreements.

1122(d)(4)(viii) Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in
                 accordance with the transaction agreements. Such records
                 are maintained on at least a monthly basis, or such
                 other period specified in the transaction agreements,        X
                 and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)   Adjustments to interest rates or rates of return for
                 mortgage loans with variable rates are computed based on     X
                 the related pool asset documents.

1122(d)(4)(x)    Regarding any funds held in trust for an obligor (such
                 as escrow accounts): (A) such funds are analyzed, in
                 accordance with the obligor's mortgage loan documents, on
                 at least an annual basis, or such other period specified
                 in the transaction agreements; (B) interest on such
                 funds is paid, or credited, to obligors in accordance        X
                 with applicable mortgage loan documents and state laws;
                 and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)   Payments made on behalf of an obligor (such as tax or
                 insurance payments) are made on or before the related
                 penalty or expiration dates, as indicated on the
                 appropriate bills or notices for such payments,              X                            X(7)
                 provided that such support has been received by the
                 Servicer at least 30 calendar days prior to these dates,
                 or such other number of days specified in the
                 transaction agreements.

1122(d)(4)(xii)  Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the
                 Servicer's funds and not charged to the obligor, unless      X                            X(7)(8)
                 the late payment was due to the obligor's error or
                 omission.

1122(d)(4)(xiii) Disbursements made on behalf of an obligor are posted
                 within two business days to the obligor's records            X                            X(7)
                 maintained by the Servicer, or such other number of
                 days specified in the transaction agreements.

1122(d)(4)(xiv)  Delinquencies, charge-offs and uncollectible accounts
                 are recognized and recorded in accordance with the           X
                 transaction agreements.

1122(d)(4)(xv)   Any external enhancement or other support, identified
                 in Item 1114(a)(1) through (3) or Item 1115 of                                                             X
                 Regulation AB, is maintained as set forth in the
                 transaction agreements.

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(1)  The activities pertaining to these criteria or portions of these criteria are performed by Vendors retained by the Company which provided a separate assertion of management and accompanying 1122 attestation report.

(2) These criteria are inapplicable to the Platform as of December 31, 2006 and for the Reporting Period since the Company, directly or through Vendors for which the Company has elected to take responsibility for assessing compliance with the applicable servicing criteria, was not required to perform any related activities.

(3) The Company has obtained an assertion of management and an accompanying 1122 attestation report from a Vendor regarding any unissued checks solely in the possession and control of such Vendor.

(4) The Company has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation
     17.06 with respect to collateral and security on mortgage loan files while held by Vendors who are pursuing loss mitigation or recovery actions.

(5) The Company has elected to take responsibility for assessing compliance with a portion of such servicing activity as permitted by Interpretation
     17.06 with respect to the safeguarding of mortgage loan files and related documents while held by Vendors who are pursuing loss mitigation or recovery actions.

(6) The Company has elected to take responsibility for assessing compliance with a portion of such servicing activity an permitted by Interpretation
     17.06 with respect those actions pursued for loss mitigation or recovery which are performed by Vendors.

(7) Generally, the responsibility for complying with these criteria is the responsibility of one or more Vendors from whom the Company has obtained an assertion of management and an accompanying 1122 attestation report; however, the Company takes responsibility for specific limited activities performed by it.

(8) The Company obtained an 1122 Report from one of its Vendors, Assurant, which disclaimed the portion of the servicing activity performed by Assurant with respect to these criteria. See Appendix C for further information.


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APPENDIX C

1.   Material instances of noncompliance by the Company with respect to the
     Platform:

     a. Item 1122(d)(2)(vi) with respect to the safeguarding of unissued checks.

     b. Item 1122(d)(4)(vii) with respect to loss mitigation actions being conducted in accordance with the requirements set forth in the transaction documents.

2. Remediation efforts related to material instance of noncompliance by the Company with respect to the Platform:

     a. With respect to the criterion set forth in paragraph 1.a. above, physical access to restricted areas within the Company's cashiering departments was not always appropriate. The Company utilizes safety paper blank check stock which cannot be used without access to certain secured systems, which have been appropriately controlled. Physical access to applicable areas within the cashiering areas has since been restricted to ensure that unmailed checks are safeguarded.

     b. With respect to the criterion set forth in paragraph 1.b. above, the Company's Loss Mitigation Plan attached as an exhibit to the pooling and servicing agreement on 8 of 10 Platform transactions issued by the Company requires borrowers placed on informal forbearance to provide documentation showing the existence of a financial hardship and the ability to make the payments required under the proposed forbearance plan. With respect to these 8 securitizations, no written documentation was obtained from borrowers placed on informal forbearance plans. The system of record of the Company was documented by an authorized servicing personnel based on verbal representation from the borrower. With respect to the final 2 Platform transactions which closed in 2006 issued by the Company, the Company updated the wording in its Loss Mitigation Plan to indicate that verbal documentation by the borrower to be received by authorized servicing personnel is acceptable. With respect to the 8 other securitization transactions, the Company is in the process of doing the same.

3. No material instances of noncompliance by Vendors were identified by the Company.

4. Remediation efforts related to material instances of noncompliance by Vendors identified by the Company - Not Applicable.

5. No material deficiencies in the Company's policies and procedures to monitor Vendors were identified by the Company.


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6.   Remediation efforts related to material deficiencies in the Company's policies and procedures to monitor vendors - Not Applicable

Other Matters to be Reported:

The Company determined that, due to a programming error in designing a query for the loans due for escrow analysis, the query did not contain a date field that resulted in certain escrow accounts not being timely analyzed. Upon the Company's discovery of the query error, all loans were subsequently analyzed, however outside the one year time frame. The Company will assess the impact of this matter on its compliance with Regulation AB servicing criteria for the Platform as of and for the year ending December 31, 2007.

The Company identified the following instance of noncompliance by Assurant who provided their separate Regulation AB 1122 compliance report:

          Assurant performs certain activities with respect to the Company's Platform under the servicing criterion 1122(d)(4)(xii), however, Assurant informed the Company that it could not assert to the compliance of their activities with this criterion due to limitations in their servicing system, specifically with respect to Assurant's ability to accurately track, record and report to the Company portions of late payment penalties in connection with insurance payments made on behalf of obligors from their escrow accounts. Assurant has informed the Company that it is in the process of updating its servicing system to remediate this matter.